UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2012

Southern National Bancorp of Virginia, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive McLean, Virginia 22101 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (703) 893-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2012, Southern National Bancorp of Virginia, Inc. (the "Company") held its Annual Meeting of Stockholders, at which time stockholders were asked to consider three proposals, as follows:

1.
To elect three (3) directors of Class III to serve on the Board of Directors of the Company until the Company’s 2015 annual meeting of stockholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the reappointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

3.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers.

The vote tabulation was as follows:

1.	Election of three Class III directors to serve for a term of three years:

	Votes For	Votes Withheld	Broker Non-Votes

Georgia S. Derrico	5,660,360	266,858	2,237,269

Charles A. Kabbash	5,660,866	266,352	2,237,269

W. Bruce Jennings	5,659,806	267,412	2,237,269

The following directors' terms of office continued after the Annual Meeting:

Frederick L. Bollerer
Neil J. Call
John J. Forch
R. Roderick Porter

2.	To ratify the reappointment of KPMG LLP as the independent registered public accounting firm of the Company for 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,134,999	18,825	10,663	0
3.	Advisory (non-binding) vote regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,565,399	339,335	23,821	2,235,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.
(Registrant)

Dated: May 18, 2012	By:	/s/William H. Lagos
William H. Lagos
Senior Vice President and Chief Financial Officer